Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Dean Kawamura
	SVP, Treasurer		VP, Community Development Manager
	(808) 544-3646		(808) 544-3642
	ian.tanaka@cpb.bank		dean.kawamura@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $20.8 MILLION
THIRD QUARTER EARNINGS AND INCREASES CASH DIVIDEND

•Net income of $20.8 million, or $0.74 per diluted share.

•ROA of 1.15% and ROE of 14.83%.

•Core loans increased by $184.4 million in the third quarter, while PPP loans decreased by $215.9 million for a net decrease in total loans of $31.5 million from the second quarter of 2021.

•Core deposits of $6.09 billion increased by $266.6 million, or 4.6% from the second quarter of 2021. Total deposits of $6.52 billion increased by $118.7 million, or 1.9% from the second quarter of 2021.

•Cost of average total deposits declined to 0.05% in the third quarter.

•Board of Directors increased quarterly cash dividend by 4.2% to $0.25 per share.

•Repurchased 234,700 shares of the Company's common stock, at a total cost of $5.9 million.

HONOLULU, HI, October 27, 2021 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank"), today reported net income in the third quarter of 2021 of $20.8 million, or fully diluted earnings per share ("EPS") of $0.74, compared to net income in the third quarter of 2020 of $6.9 million, or EPS of $0.24, and net income in the second quarter of 2021 of $18.7 million, or EPS of $0.66.

"We are very pleased with our third quarter results which were driven by the investments in talent, technology and infrastructure we have made over the last two years," said Paul Yonamine, Chairman and Chief Executive Officer. "Our results include solid core loan and deposit growth, as well as an increase in net interest margin. We continue to be highly focused on digital innovation and we believe our upcoming new offerings will further position us as a leader in our market."

"While we grow and innovate, we remain committed to maintaining our robust capital, liquidity and asset quality position. Additionally, we remain steadfast in our dedication to support our community’s needs as we rebound from the pandemic," said Catherine Ngo, President.

Central Pacific Financial Corp. Reports $20.8 Million Third Quarter Earnings and Increases Cash Dividend

On October 26, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.25 per share on its outstanding common shares. This represents a 4.2% increase from the dividend paid of $0.24 per share in the third quarter of 2021 and will be payable on December 15, 2021 to shareholders of record at the close of business on November 30, 2021.

During the third quarter of 2021, the Company repurchased 234,700 shares of common stock, at a total cost of $5.9 million, or an average cost per share of $25.12. The Company's remaining repurchase authority under its common stock repurchase program at September 30, 2021 is $14.8 million. During the nine months ended September 30, 2021, the Company returned $30.2 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the third quarter of 2021 was $56.1 million, compared to $49.1 million in the year-ago quarter and $52.1 million in the previous quarter. Net interest margin for the third quarter of 2021 was 3.31%, compared to 3.19% in the year-ago quarter and 3.16% in the previous quarter. The sequential quarter increase in net interest margin and net interest income is primarily due to higher average balances and yields earned on investment securities, combined with higher interest income on loans which included an increase in loan fees on PPP loans. Net interest income for the third quarter of 2021 included $8.6 million in net interest income and loan fees on PPP loans, compared to $7.9 million in the previous quarter. Net deferred fees on PPP loans totaled $7.9 million at September 30, 2021, compared to $15.9 million at June 30, 2021, respectively. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the third quarter of 2021, the Company recorded a credit to the provision for credit losses of $2.6 million, compared to a provision of $14.9 million in the year-ago quarter and a credit to the provision of $3.4 million in the previous quarter. The credit to the provision for credit losses in the third quarter of 2021 was driven by continued improvements in the economic forecast and lower net charge-offs as the State of Hawaii continues to recover from the COVID-19 pandemic.

Other operating income for the third quarter of 2021 totaled $10.3 million, compared to $11.6 million in the year-ago quarter and $10.5 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower mortgage banking income and lower bank-owned life insurance of $3.0 million and $0.6 million, respectively, partially offset by higher other service charges of $1.6 million. Additional information on other operating income is presented in Table 3.

Other operating expense for the third quarter of 2021 totaled $41.3 million, compared to $36.8 million in the year-ago quarter and $41.4 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $3.2 million. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the third quarter of 2021 was 62.32%, compared to 60.56% in the year-ago quarter and 66.20% in the previous quarter.

The effective tax rate for the third quarter of 2021 was 24.7%, compared to 24.3% in the year-ago quarter and 23.9% in the previous quarter.

Balance Sheet Highlights
Total assets at September 30, 2021 of $7.30 billion increased from $6.65 billion at September 30, 2020, and increased from $7.18 billion at June 30, 2021.

Total loans, net of deferred fees and costs, at September 30, 2021 of $5.05 billion increased from $5.03 billion at September 30, 2020, and decreased from $5.08 billion at June 30, 2021. The sequential quarter decrease in total loans included a net increase in core loans (or non-PPP loans) of $184.4 million, offset by a decrease in PPP loans of $215.9 million due to forgiveness and payments. Loans on forbearance or deferral totaled $1.3 million, or less than 1% of total loans at September 30, 2021. Loans by geographic distribution are summarized in Table 6.

Total deposits at September 30, 2021 of $6.52 billion increased from $5.68 billion at September 30, 2020, and increased from $6.40 billion at June 30, 2021. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.09 billion at September 30, 2021, and increased by $266.6 million from June 30, 2021. Non-core deposits decreased by $147.9 million, primarily driven by a decline in government time deposits. The Company's loan-to-deposit ratio was 77.4% at September 30, 2021, compared to 79.4% at June 30, 2021. Core deposit and total deposit balances are summarized in Table 7.

Central Pacific Financial Corp. Reports $20.8 Million Third Quarter Earnings and Increases Cash Dividend

Asset Quality
Nonperforming assets at September 30, 2021 totaled $7.2 million, or 0.10% of total assets, compared to $13.2 million, or 0.20% of total assets at September 30, 2020, and $6.7 million, or 0.09% of total assets at June 30, 2021. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the third quarter of 2021 totaled $0.2 million, compared to net charge-offs of $1.3 million in the year-ago quarter, and net charge-offs of $0.8 million in the previous quarter.

The allowance for credit losses, as a percentage of total loans at September 30, 2021 was 1.48%, compared to 1.60% at September 30, 2020 and 1.53% at June 30, 2021. Excluding PPP loans, the allowance for credit losses, as a percentage of core loans at September 30, 2021 was 1.55%, compared to 1.68% at June 30, 2021. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Tables 9 and 10.

Capital
Total shareholders' equity was $555.4 million at September 30, 2021, compared to $543.9 million and $552.8 million at September 30, 2020 and June 30, 2021, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At September 30, 2021, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.5%, 12.2%, 14.6%, and 11.2%, respectively, compared to 8.6%, 12.7%, 14.9%, and 11.6%, respectively, at June 30, 2021.

Executive Promotions
Yesterday, the Company announced the promotion of several key executives effective January 1, 2022. Catherine Ngo, President of the Company and President and Chief Executive Officer of the Bank, will be promoted to Executive Vice Chair of the Boards of Directors of the Company and the Bank; Arnold Martines, currently Executive Vice President and Chief Banking Officer, will be promoted to President and Chief Operating Officer of the Company and the Bank; David Morimoto, Executive Vice President and Chief Financial Officer will be promoted to Senior Executive Vice President and Chief Financial Officer of the Company and the Bank; and finally, Kevin Dahlstrom, presently Executive Vice President and Chief Marketing Officer will be promoted to Executive Vice President and Chief Strategy Officer of the Company and the Bank. In her new role, Ngo will continue to serve on the Bank's Executive Committee, responsible for the overall management of the Bank. Working together, the team will continue to focus on the bank’s principal lines of business: residential, small business, the continued development of the Japanese market as well as the expansion of the Bank’s digital product and service offerings. We will also remain active in the commercial real estate, commercial and industrial, and consumer segments with a focus on driving digital solutions to provide an exceptional customer experience.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through November 27, 2021 by dialing 1-877-344-7529 (passcode: 10161136) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

Central Pacific Financial Corp. Reports $20.8 Million Third Quarter Earnings and Increases Cash Dividend

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.3 billion in assets as of September 30, 2021. Central Pacific Bank, its primary subsidiary, operates 31 branches and 70 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

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Central Pacific Financial Corp. Reports $20.8 Million Third Quarter Earnings and Increases Cash Dividend

Forward-Looking Statements
This document may contain forward-looking statements concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our business initiatives; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic virus and disease, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the forward-looking statements, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this Form 8-K. Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2021	2021	2021	2020	2020	2021	2020
CONDENSED INCOME STATEMENT
Net interest income	$56,086	$52,061	$49,804	$51,474	$49,120	$157,951	$146,209
(Credit) provision for credit losses [1]	(2,635)	(3,443)	(821)	4,898	14,873	(6,899)	37,213
Total other operating income	10,253	10,530	10,711	14,057	11,563	31,494	31,141
Total other operating expense [1]	41,345	41,433	37,846	44,690	36,751	120,624	107,047
Income tax expense	6,814	5,887	5,452	3,772	2,200	18,153	7,988
Net income	20,815	18,714	18,038	12,171	6,859	57,567	25,102
Basic earnings per common share	$0.74	$0.66	$0.64	$0.43	$0.24	$2.05	$0.89
Diluted earnings per common share	0.74	0.66	0.64	0.43	0.24	2.03	0.89
Dividends declared per common share	0.24	0.24	0.23	0.23	0.23	0.71	0.69

PERFORMANCE RATIOS
Return on average assets (ROA) [2]	1.15%	1.06%	1.07%	0.74%	0.42%	1.10%	0.53%
Return on average shareholders’ equity (ROE) [2]	14.83	13.56	13.07	8.87	4.99	13.82	6.17
Average shareholders’ equity to average assets	7.79	7.84	8.19	8.29	8.36	7.93	8.54
Efficiency ratio [3]	62.32	66.20	62.54	68.20	60.56	63.67	60.36
Net interest margin (NIM) [2]	3.31	3.16	3.19	3.32	3.19	3.22	3.29
Dividend payout ratio [4]	32.43	36.36	35.94	53.49	95.83	34.98	77.53

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,022,909	$5,110,820	$5,079,874	$5,034,717	$5,016,955	$5,070,993	$4,794,883
Average interest-earning assets	6,761,643	6,606,779	6,305,786	6,202,228	6,160,381	6,559,740	5,952,357
Average assets	7,210,210	7,039,928	6,738,825	6,621,127	6,574,492	6,998,034	6,350,696
Average deposits	6,424,768	6,269,516	5,958,742	5,755,257	5,728,147	6,219,372	5,488,947
Average interest-bearing liabilities	4,221,073	4,253,382	4,161,453	4,163,396	4,118,726	4,247,745	4,039,874
Average shareholders’ equity	561,606	552,102	551,976	548,663	549,378	555,264	542,326

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands)	2021	2021	2021	2020	2020
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.5%	8.6%	8.9%	8.8%	8.8%
Tier 1 risk-based capital ratio	12.2	12.7	13.1	12.9	12.8
Total risk-based capital ratio	14.6	14.9	15.4	15.2	13.9
Common equity tier 1 capital ratio	11.2	11.6	12.0	11.8	11.6
Central Pacific Bank
Leverage capital ratio	9.0	9.1	9.4	9.4	8.6
Tier 1 risk-based capital ratio	13.0	13.5	13.9	13.7	12.5
Total risk-based capital ratio	14.3	14.6	15.0	14.9	13.6
Common equity tier 1 capital ratio	13.0	13.5	13.9	13.7	12.5

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2021	2021	2021	2020	2020
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,045,797	$5,077,318	$5,137,849	$4,964,113	$5,030,626
Total assets	7,298,231	7,178,481	6,979,265	6,594,583	6,648,142
Total deposits	6,515,863	6,397,159	6,208,950	5,796,118	5,678,929
Long-term debt	105,556	105,495	105,436	105,385	101,547
Total shareholders’ equity	555,419	552,793	542,865	546,685	543,903
Total shareholders’ equity to total assets	7.61%	7.70%	7.78%	8.29%	8.18%

ASSET QUALITY
Allowance for credit losses (ACL) [1] [2]	$74,587	$77,781	$81,553	$83,269	$80,542
Non-performing assets (NPA)	7,237	6,745	7,194	6,192	13,187
ACL to total loans [1]	1.48%	1.53%	1.59%	1.68%	1.60%
ACL to core loans (refer to Table 10) [1]	1.55%	1.68%	1.80%	1.83%	1.79%
ACL to non-performing assets [1]	1,030.63%	1,153.17%	1,133.63%	1,344.78%	610.77%
NPA to total assets	0.10%	0.09%	0.10%	0.09%	0.20%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$19.84	$19.59	$19.19	$19.40	$19.30
Closing market price per common share	25.68	26.06	26.68	19.01	13.57

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. Prior period amounts have been reclassified to conform to the current period presentation. The allowance for off-balance sheet credit exposures continues to be included in other liabilities.
[2] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[3] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[4] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2021	2021	2021	2020	2020
ASSETS
Cash and due from financial institutions	$108,669	$116,009	$93,358	$97,546	$89,665
Interest-bearing deposits in other financial institutions	240,173	224,469	166,533	6,521	5,489
Investment securities:
Available-for-sale debt securities, at fair value	1,535,450	1,407,340	1,216,341	1,182,609	1,166,319
Equity securities, at fair value	1,593	1,578	1,435	1,351	1,204
Total investment securities	1,537,043	1,408,918	1,217,776	1,183,960	1,167,523
Loans held for sale	5,290	5,361	5,234	16,687	23,962
Loans, net of deferred fees and costs	5,045,797	5,077,318	5,137,849	4,964,113	5,030,626
Less allowance for credit losses	74,587	77,781	81,553	83,269	80,542
Loans, net of allowance for credit losses	4,971,210	4,999,537	5,056,296	4,880,844	4,950,084
Premises and equipment, net	80,190	76,740	72,599	65,278	61,095
Accrued interest receivable	17,110	19,014	19,440	20,224	21,478
Investment in unconsolidated subsidiaries	30,397	31,052	31,487	29,968	30,239
Other real estate owned	—	—	—	—	128
Mortgage servicing rights	9,976	10,500	11,094	11,865	12,429
Bank-owned life insurance	167,961	167,289	167,110	163,161	161,743
Federal Home Loan Bank ("FHLB") stock	7,952	8,149	8,155	8,237	17,468
Right of use lease asset	40,757	41,890	44,727	45,857	44,896
Other assets	81,503	69,553	85,456	64,435	61,943
Total assets	$7,298,231	$7,178,481	$6,979,265	$6,594,583	$6,648,142
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$2,195,404	$2,203,806	$2,070,428	$1,790,269	$1,762,476
Interest-bearing demand	1,372,626	1,341,280	1,237,574	1,174,888	1,114,123
Savings and money market	2,296,968	2,048,945	2,004,368	1,932,043	1,881,104
Time	650,865	803,128	896,580	898,918	921,226
Total deposits	6,515,863	6,397,159	6,208,950	5,796,118	5,678,929
FHLB advances and other short-term borrowings	—	—	—	22,000	206,000
Long-term debt	105,556	105,495	105,436	105,385	101,547
Lease liability	41,933	43,112	46,033	47,191	45,355
Other liabilities	79,412	79,874	75,933	77,156	72,369
Total liabilities	6,742,764	6,625,640	6,436,352	6,047,850	6,104,200
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,999,588 at September 30, 2021, 28,218,860 at June 30, 2021, 28,282,530 at March 31, 2021, 28,183,340 at December 31, 2020, and 28,179,798 at September 30, 2020	436,957	440,854	443,505	442,635	442,635
Additional paid-in capital	97,279	96,182	95,721	94,842	94,336
Retained earnings (accumulated deficit)	22,916	10,831	628	(10,920)	(16,609)
Accumulated other comprehensive (loss) income	(1,733)	4,926	3,011	20,128	23,541
Total shareholders' equity	555,419	552,793	542,865	546,685	543,903
Non-controlling interest	48	48	48	48	39
Total equity	555,467	552,841	542,913	546,733	543,942
Total liabilities and shareholders' equity	$7,298,231	$7,178,481	$6,979,265	$6,594,583	$6,648,142

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands, except per share data)	2021	2021	2021	2020	2020	2021	2020
Interest income:
Interest and fees on loans	$51,104	$49,024	$46,074	$48,259	$45,751	$146,202	$137,870
Interest and dividends on investment securities:
Taxable investment securities	6,210	4,447	5,106	5,002	5,233	15,763	18,300
Tax-exempt investment securities	470	346	514	504	621	1,330	1,888
Dividend income on investment securities	18	18	18	18	17	54	51
Interest on deposits in other financial institutions	105	61	10	4	3	176	42
Dividend income on FHLB stock	62	63	59	114	128	184	366
Total interest income	57,969	53,959	51,781	53,901	51,753	163,709	158,517
Interest expense:
Interest on deposits:
Demand	101	93	86	105	115	280	405
Savings and money market	332	282	274	314	417	888	2,102
Time	428	498	588	813	1,284	1,514	6,676
Interest on short-term borrowings	—	—	2	65	71	2	653
Interest on long-term debt	1,022	1,025	1,027	1,130	746	3,074	2,472
Total interest expense	1,883	1,898	1,977	2,427	2,633	5,758	12,308
Net interest income	56,086	52,061	49,804	51,474	49,120	157,951	146,209
(Credit) provision for credit losses	(2,635)	(3,443)	(821)	4,898	14,873	(6,899)	37,213
Net interest income after (credit) provision for credit losses	58,721	55,504	50,625	46,576	34,247	164,850	108,996
Other operating income:
Mortgage banking income	1,327	1,533	2,970	5,434	4,345	5,830	8,248
Service charges on deposit accounts	1,637	1,443	1,478	1,560	1,475	4,558	4,674
Other service charges and fees	4,942	4,619	3,790	3,709	3,345	13,351	11,158
Income from fiduciary activities	1,292	1,269	1,231	1,113	1,149	3,792	3,716
Net gain (loss) on sales of investment securities	100	50	—	151	(352)	150	(352)
Income from bank-owned life insurance	540	1,210	797	1,219	1,179	2,547	2,584
Other	415	406	445	871	422	1,266	1,113
Total other operating income	10,253	10,530	10,711	14,057	11,563	31,494	31,141
Other operating expense:
Salaries and employee benefits	23,566	23,790	19,827	23,090	20,375	67,183	60,758
Net occupancy	4,185	4,055	3,764	4,011	3,834	12,004	11,151
Equipment	1,089	1,048	1,000	1,157	1,234	3,137	3,374
Communication expense	824	756	769	758	856	2,349	2,467
Legal and professional services	2,575	2,572	2,377	2,507	2,262	7,524	6,528
Computer software expense	2,998	3,398	3,783	3,625	3,114	10,179	9,092
Advertising expense	1,329	1,329	1,658	756	1,020	4,316	3,035
Other	4,779	4,485	4,668	8,786	4,056	13,932	10,642
Total other operating expense	41,345	41,433	37,846	44,690	36,751	120,624	107,047
Income before income taxes	27,629	24,601	23,490	15,943	9,059	75,720	33,090
Income tax expense	6,814	5,887	5,452	3,772	2,200	18,153	7,988
Net income	$20,815	$18,714	$18,038	$12,171	$6,859	$57,567	$25,102
Per common share data:
Basic earnings per share	$0.74	$0.66	$0.64	$0.43	$0.24	$2.05	$0.89
Diluted earnings per share	0.74	0.66	0.64	0.43	0.24	2.03	0.89
Cash dividends declared	0.24	0.24	0.23	0.23	0.23	0.71	0.69
Basic weighted average shares outstanding	27,967,089	28,173,710	28,108,648	28,071,151	28,060,020	28,082,632	28,075,684
Diluted weighted average shares outstanding	28,175,953	28,456,624	28,313,014	28,177,366	28,111,664	28,316,574	28,172,153

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$273,039	0.15%	$105	$222,934	0.11%	$61	$12,262	0.09%	$3
Investment securities, excluding valuation allowance:
Taxable	1,351,272	1.84	6,228	1,172,183	1.52	4,465	1,029,987	2.04	5,250
Tax-exempt	106,333	2.24	595	92,702	1.89	438	88,749	3.54	786
Total investment securities	1,457,605	1.87	6,823	1,264,885	1.55	4,903	1,118,736	2.16	6,036
Loans, including loans held for sale	5,022,909	4.05	51,104	5,110,820	3.84	49,024	5,016,955	3.64	45,751
Federal Home Loan Bank stock	8,090	3.09	62	8,140	3.11	63	12,428	4.12	128
Total interest-earning assets	6,761,643	3.42	58,094	6,606,779	3.28	54,051	6,160,381	3.36	51,918
Noninterest-earning assets	448,567			433,149			414,111
Total assets	$7,210,210			$7,039,928			$6,574,492

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,356,967	0.03%	$101	$1,269,676	0.03%	$93	$1,092,976	0.04%	$115
Savings and money market deposits	2,168,055	0.06	332	2,028,583	0.06	282	1,910,971	0.09	417
Time deposits up to $250,000	228,762	0.31	181	231,922	0.34	196	257,518	0.70	453
Time deposits over $250,000	467,289	0.21	247	617,745	0.20	302	672,146	0.49	831
Total interest-bearing deposits	4,221,073	0.08	861	4,147,926	0.08	873	3,933,611	0.18	1,816
Federal Home Loan Bank advances and other short-term borrowings	—	—	—	—	—	—	79,984	0.35	71
Long-term debt	105,516	3.84	1,022	105,456	3.90	1,025	105,131	2.82	746
Total interest-bearing liabilities	4,326,589	0.17	1,883	4,253,382	0.18	1,898	4,118,726	0.25	2,633
Noninterest-bearing deposits	2,203,695			2,121,590			1,794,536
Other liabilities	118,272			112,852			111,851
Total liabilities	6,648,556			6,487,824			6,025,113
Shareholders’ equity	561,606			552,102			549,378
Non-controlling interest	48			2			1
Total equity	561,654			552,104			549,379
Total liabilities and equity	$7,210,210			$7,039,928			$6,574,492

Net interest income			$56,211			$52,153			$49,285

Interest rate spread		3.25%			3.10%			3.11%

Net interest margin		3.31%			3.16%			3.19%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$180,646	0.13%	$176	$13,038	0.43%	$42
Investment securities, excluding valuation allowance:
Taxable	1,202,564	1.75	15,817	1,033,362	2.37	18,351
Tax-exempt	97,613	2.30	1,684	98,153	3.25	2,390
Total investment securities	1,300,177	1.79	17,501	1,131,515	2.44	20,741
Loans, including loans held for sale	5,070,993	3.85	146,202	4,794,883	3.84	137,870
Federal Home Loan Bank stock	7,924	3.11	184	12,921	3.78	366
Total interest-earning assets	6,559,740	3.34	164,063	5,952,357	3.57	159,019
Noninterest-earning assets	438,294			398,339
Total assets	$6,998,034			$6,350,696

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,271,825	0.03%	$280	$1,054,692	0.05%	$405
Savings and money market deposits	2,057,194	0.06	888	1,806,829	0.16	2,102
Time deposits up to $250,000	232,474	0.36	619	162,255	0.64	777
Time deposits over $250,000	579,984	0.21	895	807,346	0.98	5,899
Total interest-bearing deposits	4,141,477	0.09	2,682	3,831,122	0.32	9,183
Federal Home Loan Bank advances and other short-term borrowings	810	0.30	2	94,248	0.93	653
Long-term debt	105,458	3.90	3,074	114,504	2.88	2,472
Total interest-bearing liabilities	4,247,745	0.18	5,758	4,039,874	0.41	12,308
Noninterest-bearing deposits	2,077,895			1,657,825
Other liabilities	117,113			110,669
Total liabilities	6,442,753			5,808,368
Shareholders’ equity	555,264			542,326
Non-controlling interest	17			2
Total equity	555,281			542,328
Total liabilities and equity	$6,998,034			$6,350,696

Net interest income			$158,305			$146,711

Interest rate spread		3.16%			3.16%

Net interest margin		3.22%			3.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$198,315	$395,352	$548,880	$375,879	$485,286
Other	404,751	389,341	399,154	426,670	414,754
Real estate:
Construction	128,908	133,457	137,976	125,407	118,247
Residential mortgage	1,748,729	1,711,801	1,687,513	1,690,212	1,680,060
Home equity	618,951	583,430	559,514	551,266	534,056
Commercial mortgage	915,746	926,006	911,216	898,055	914,144
Consumer	331,987	328,332	319,032	332,430	342,203
Total loans, net of deferred fees and costs	4,347,387	4,467,719	4,563,285	4,399,919	4,488,750
Allowance for credit losses	(62,126)	(67,773)	(70,961)	(73,152)	(71,575)
Loans, net of allowance for credit losses	$4,285,261	$4,399,946	$4,492,324	$4,326,767	$4,417,175

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$20,356	$39,258	$48,939	$40,496	$43,295
Other	114,122	96,884	115,035	118,421	113,316
Real estate:
Commercial mortgage	292,671	260,424	253,122	258,273	227,121
Consumer	271,261	213,033	157,468	147,004	158,144
Total loans, net of deferred fees and costs	698,410	609,599	574,564	564,194	541,876
Allowance for credit losses	(12,461)	(10,008)	(10,592)	(10,117)	(8,967)
Loans, net of allowance for credit losses	$685,949	$599,591	$563,972	$554,077	$532,909

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$218,671	$434,610	$597,819	$416,375	$528,581
Other	518,873	486,225	514,189	545,091	528,070
Real estate:
Construction	128,908	133,457	137,976	125,407	118,247
Residential mortgage	1,748,729	1,711,801	1,687,513	1,690,212	1,680,060
Home equity	618,951	583,430	559,514	551,266	534,056
Commercial mortgage	1,208,417	1,186,430	1,164,338	1,156,328	1,141,265
Consumer	603,248	541,365	476,500	479,434	500,347
Total loans, net of deferred fees and costs	5,045,797	5,077,318	5,137,849	4,964,113	5,030,626
Allowance for credit losses	(74,587)	(77,781)	(81,553)	(83,269)	(80,542)
Loans, net of allowance for credit losses	$4,971,210	$4,999,537	$5,056,296	$4,880,844	$4,950,084

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Noninterest-bearing demand	$2,195,404	$2,203,806	$2,070,428	$1,790,269	$1,762,476
Interest-bearing demand	1,372,626	1,341,280	1,237,574	1,174,888	1,114,123
Savings and money market	2,296,968	2,048,945	2,004,368	1,932,043	1,881,104
Time deposits less than $100,000	139,358	141,498	145,497	149,063	157,051
Other time deposits $100,000 to $250,000 [1]	87,491	89,710	88,814	90,149	95,918
Core deposits	6,091,847	5,825,239	5,546,681	5,136,412	5,010,672

Government time deposits	238,950	403,755	500,194	500,344	500,762
Other time deposits greater than $250,000	185,066	168,165	162,075	159,362	167,495
Total time deposits greater than $250,000	424,016	571,920	662,269	659,706	668,257
Total deposits	$6,515,863	$6,397,159	$6,208,950	$5,796,118	$5,678,929

[1] As of January 1, 2021, other time deposits $100,000 to $250,000 have been included in core deposits. Prior period amounts have been reclassified to conform to current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$689	$699	$1,412	$1,461	$1,536
Real estate:
Residential mortgage	5,351	5,280	4,553	4,115	4,032
Home equity	880	434	439	524	533
Commercial mortgage	—	—	—	—	6,889
Consumer	317	332	790	92	69
Total nonaccrual loans	7,237	6,745	7,194	6,192	13,059
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	128
Total OREO	—	—	—	—	128
Total nonperforming assets ("NPAs")	7,237	6,745	7,194	6,192	13,187
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	—	29	—	—	—
Real estate:
Residential mortgage	444	1,438	4,522	567	588
Consumer	166	100	262	240	321
Total loans delinquent for 90 days or more still accruing interest	610	1,567	4,784	807	909
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	12	26	63	100	137
Real estate:
Residential mortgage	4,458	4,258	5,473	5,718	5,178
Commercial mortgage	1,577	1,636	1,698	1,761	1,825
Consumer	99	132	198	207	214
Total restructured loans still accruing interest	6,146	6,052	7,432	7,786	7,354
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$13,993	$14,364	$19,410	$14,785	$21,450

Total nonaccrual loans as a percentage of total loans	0.14%	0.13%	0.14%	0.12%	0.26%
Total NPAs as a percentage of total loans and OREO	0.14%	0.13%	0.14%	0.12%	0.26%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.16%	0.16%	0.23%	0.14%	0.28%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.28%	0.28%	0.38%	0.30%	0.43%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$6,745	$7,194	$6,192	$13,187	$4,741
Additions	1,951	1,879	2,257	1,370	9,060
Reductions:
Payments	(767)	(1,120)	(292)	(3,186)	(393)
Return to accrual status	(141)	(84)	(99)	(548)	—
Sales of NPAs	—	—	—	(4,353)	—
Charge-offs, valuation and other adjustments	(551)	(1,124)	(864)	(278)	(221)
Total reductions	(1,459)	(2,328)	(1,255)	(8,365)	(614)
Balance at end of quarter	$7,237	$6,745	$7,194	$6,192	$13,187

[1] Section 4013 of the CARES Act and the revised Interagency Statement are being applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. These loan modifications are not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Allowance for credit losses ("ACL"):
ACL at beginning of period	$77,781	$81,553	$83,269	$80,542	$67,339	$83,269	$47,971
Adoption of ASU 2016-13	—	—	—	—	—	—	3,566
Adjusted ACL at beginning of period	77,781	81,553	83,269	80,542	67,339	83,269	51,537

(Credit) provision for credit losses on loans [1] [2]	(2,969)	(2,963)	(974)	4,496	14,465	(6,906)	34,434

Charge-offs:
Commercial, financial and agricultural - Other	334	401	609	676	810	1,344	2,350
Real estate:
Residential mortgage	—	—	—	—	11	—	63
Commercial mortgage	—	—	—	—	75	—	75
Consumer	829	1,523	1,098	1,856	1,492	3,450	6,335
Total charge-offs	1,163	1,924	1,707	2,532	2,388	4,794	8,823

Recoveries:
Commercial, financial and agricultural - Other	281	276	89	189	321	646	968
Real estate:
Construction	—	—	—	—	—	—	131
Residential mortgage	53	186	106	15	13	345	214
Home equity	—	—	9	2	—	9	31
Commercial mortgage	—	65	8	1	12	73	15
Consumer	604	588	753	556	780	1,945	2,035
Total recoveries	938	1,115	965	763	1,126	3,018	3,394
Net charge-offs	225	809	742	1,769	1,262	1,776	5,429
ACL at end of period	$74,587	$77,781	$81,553	$83,269	$80,542	$74,587	$80,542

Average loans, net of deferred fees and costs	$5,022,909	$5,110,820	$5,079,874	$5,034,717	$5,016,955	$5,070,993	$4,794,883
Annualized ratio of net charge-offs to average loans	0.02%	0.06%	0.06%	0.14%	0.10%	0.05%	0.15%

[1] In 2020, the Company recorded a reserve on accrued interest receivable ("AIR") of $0.2 million for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against AIR with the offset to the provision for credit losses. During the second quarter of 2021, the Company reversed the entire reserve on AIR. The provision for credit losses presented in this table excludes the provision for credit losses on AIR.
[2] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The following table sets forth a reconciliation of our core loans and the ratios of our allowance for credit losses ("ACL") to total loans and ACL to core loans (or total loans, excluding SBA Paycheck Protection Program ("PPP") loans), for each of the periods indicated:

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
ACL	$74,587	$77,781	$81,553	$83,269	$80,542

Total loans	$5,045,797	$5,077,318	$5,137,849	$4,964,113	$5,030,626
Less: PPP loans	218,671	434,610	597,819	416,375	528,581
Core loans (or total loans, excluding PPP loans)	$4,827,126	$4,642,708	4,540,030	4,547,738	$4,502,045

Ratio of ACL to total loans	1.48%	1.53%	1.59%	1.68%	1.60%
Ratio of ACL to core loans	1.55%	1.68%	1.80%	1.83%	1.79%